SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

The North Carolina Capital Management Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Telephone Voting Script

Introduction
Hello, Mr./Ms. (Shareholder). This is Lee Carter of Capital Management of the Carolinas. I am following up on a recent proxy mailing that was sent to you regarding NCCMT. I am calling you to encourage you to vote your proxy if you have not yet done so.

Have you received the proxy material? The package was mailed in September. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.
Q: Could I please confirm your address for the purpose of sending proxy materials to you overnight?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Vinny Del Vecchio.)

Tell the shareholder that a new package will be sent out via overnight mail. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, as soon as possible. (The shareholder meeting is Oct 28th). If you would like to vote by touch tone phone, toll-free, you may call 1-888-221-0697. Vote via the internet by visiting www.proxyweb.com/proxy. To vote by speaking to a representative at our proxy tabulator, call 1-800-848-3155. Or, you may fax your signed proxy card to 877-226-7171. Thank you for your time. (End call.)

I will have a new proxy package mailed by overnight mail to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided. Please do this quickly, to ensure that your vote is counted at the shareholder meeting scheduled for October 28th. If you would like to vote by touch tone phone, toll-free, you may call 1-888-221-0697. Vote via the internet by visiting www.proxyweb.com/proxy. To vote by speaking to a representative at our proxy tabulator, call 1-800-848-3155. Or, you may fax your signed proxy card to 877-226-7171. Thank you for your time. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on October 28th. If you would like to vote by touch tone phone, toll-free, you may call 1-888-221-0697. Vote via the internet by visiting www.proxyweb.com/proxy. To vote by speaking to a representative at our proxy tabulator, call 1-800-848-3155. Or, you may fax your signed proxy card to 877-226-7171. Thank you for your time. (End call.)

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like a client service representative to call them.

If NO: Thank the shareholder for his/ her time. (End phone call.)

NOTE: If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of all of the proposals.

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). This is Lee Carter of Capital Management of the Carolinas. I am following up on a recent proxy mailing that was sent to you regarding NCCMT. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it.

As an owner of NCCMT, you should have received proxy materials in the mail. At your earliest convenience, please sign, date and mail the proxy card in the return envelope provided to you. If you have any questions about the proposals or did not receive any proxy material, please call Capital Management of the Carolinas at 1-800 222-3232. Thank you.

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